Issuer Free Writing Prospectus filed pursuant to Rule 433 supplementing the Prospectus dated March 31, 2016 Registration No. 333-210502

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Prospectus dated March 31, 2016

Registration No. 333-210502

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